Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated November 8, 2000 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended September 30, 2000:

    Registration Statement
    ----------------------
      Form      Number                    Purpose
      ----      ------                    -------

      S-8      33-27984    Pertaining to Aon's savings plan
      S-8      33-42575    Pertaining  to  Aon's  stock  award  plan  and  stock
                              option plan
      S-8      33-59037    Pertaining  to  Aon's  stock  award  plan  and  stock
                              option plan
      S-4      333-21237   Offer to exchange Capital Securities of Aon Capital A
      S-3      333-50607   Pertaining to the  registration  of 369,000 shares of
                              common stock
      S-8      333-55773   Pertaining  to Aon's stock award plan,  stock  option
                              plan and employee stock purchase plan
      S-3      333-78723   Pertaining to the  registration  of debt  securities,
                              preferred stock and common stock
      S-3      333-49300   Pertaining to the  registration  of 3,864,824  shares
                                 of common stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                      /s/ Ernst & Young LLP




Chicago, Illinois
November 8, 2000